Exhibit 10.4

NEITHER THE SECURITIES EVIDENCED BY THIS INSTRUMENT NOR ANY SECURITIES INTO WHICH THIS MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN APPROPRIATE EXCEPTION UNDER SAID ACT OR APPLICABLE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

$2,750,000	March 9, 2021

QUANTUM MATERIALS CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, this Convertible Promissory Note (this “Note”) is made by Quantum Materials Corp., a Nevada corporation (the “Company”), to Pasaca Capital Inc. (the “Holder”), dated as of the date here in, by and between the Company and Holder. The Holder takes this Note subject to the terms and restrictions set forth in this Note Agreement.

This Note is the senior secured convertible note issued pursuant to the Securities Purchase and Financing Agreement (the “Agreement”), dated as of March 9, 2021 by and between the Company and Holder. Terms used but not defined in this Note shall have the meanings or usage, if any, ascribed thereto in the Agreement.

Section 1. Interest and Payments.

(a) Payments.

(i) Principal. All outstanding principal and any accrued and unpaid interest on this Note shall be due and payable on the Maturity Date. If the conditions to the second Closing set forth in Sections 6(a) and 7(a) of the Agreement have been satisfied or waived on or prior to the Maturity Date, the principal amount shall be payable in such number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company determined by dividing the amount to be paid by the Conversion Price. Such payment shall be an automatic conversion of the principal of this Note as contemplated in Section 4 below.

(ii) Interest. Accrued and unpaid interest only on this Note is due and payable upon demand of Holder in installments no more frequently than the end of each fiscal quarter of the Company, commencing no sooner than sixty calendar days following date of this Note.

(iii) Conversion Price.

(A) “Conversion Price” shall mean Conversion Price of $0.029177463 for any purpose under this Note, subject to adjustment as provided in Exhibit A hereto, which is incorporated herein by this reference.

(iv) Business Days. If any required payment falls due on a Saturday, Sunday or a national or state bank holiday in the State of Texas, then such date shall be extended to the next succeeding day that is not a Saturday, Sunday or a day on which commercial banks in San Marcos, Texas are required or authorized to be closed.

(v) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion or payment of this Note. Instead of any fractional share which would otherwise be issuable upon conversion or payment, the Company will round up the number of shares of Common Stock issuable upon such conversion or payment.

(b) Maturity Date. The “Maturity Date” shall mean May 9, 2021. The Holder shall have one (1) option to extend the Maturity Date to June 9, 2021, which may be exercised at any time prior to the then-existing Maturity Date by written notice thereof to the Company; provided that the Company has completed and filed at least one-half (½) of the SEC filings identified on Schedule 3(f) to the Agreement or the Company has substantially completed at least three-fourths (¾) of the SEC filings identified on Schedule 3(f) to the Agreement.

Section 2. Interest Rate. Except as otherwise set forth in Section 3, interest shall be payable on the unpaid principal amounts hereof at the rate equal to the lesser of (a) eight percent (8%) per annum, or (b) the Highest Lawful Rate (as defined in Section 3), until such time as all amounts due and owing have been paid in full, in each case on a non-compounding basis. For avoidance of doubt interest shall accrue from the date of advance of any funds to the Company, whether before, on or after the date of this Note.

Section 3. Maximum Rate. It is the intention of the parties hereto to conform strictly to any usury laws in force that apply to the transactions contemplated hereby. Accordingly, in no contingency, whether by reason of acceleration of the maturity of the amounts owing under this Note or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by Holder with respect to this Note, exceed the Highest Lawful Rate. The “Highest Lawful Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be charged, contracted for, received, reserved or taken under the laws of the United States and the laws of such states as may be applicable thereto which are presently in effect or, to the extent allowed under such applicable laws of the United States and the laws of such states, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. If, from any circumstance whatsoever, interest under any agreement to which the Company and Holder are parties would otherwise be payable in excess of the Highest Lawful Rate, and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the Highest Lawful Rate, then Holder’s receipt of such excess interest shall be deemed a mistake and the same shall, so long as no Event of Default (as defined below) under this Note shall be continuing, at the option of the Company, either be repaid to the Company or credited to the unpaid principal; provided, however, that if an Event of Default shall have occurred and be continuing, and Holder shall receive excess interest during such period, then Holder shall have the option of either crediting such excess amount to principal or refunding such excess amount to the Company. All interest paid or agreed to be paid to Holder shall, to the extent allowed by applicable law, be allocated, amortized, prorated and spread throughout the full period of the Company’s credit relationship with Holder until payment in full of the principal (including the period of any renewal or extension) so that the interest for such full period shall not exceed the Highest Lawful Rate.

Section 4. Prepayment and Conversion.

(a) Right to Prepay. This Note may only be prepaid in shares of Common Stock pursuant to Section 1(a)(i) above if the conditions to the second Closing set forth in Sections 6(a) and 7(a) of the Agreement have been satisfied or waived prior to the Maturity Date. Such payment shall be an automatic conversion of the principal of this Note as contemplated in Section 4(b) below.

(b) Conversion.

(i) Conversion. The principal of this Note shall convert into shares of Common Stock automatically as provided in Sections 1(a)(i) and 4(a) above (an “Automatic Conversion”). Upon notice from Holder to the Company, Holder may also elect to convert all but only all of the outstanding principal of this Note into shares of Common Stock (subject to prior Automatic Conversion) (an “Optional Conversion”).

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(ii) No action shall be necessary to effect an Automatic Conversion. To effect an Optional Conversion, Holder must tender to the Company at its principal executive office this Note together with a written notice of exercise of such conversion right.

(iii) Upon conversion (which shall, in the case of an Automatic Conversion, be concurrent with the sale of Purchased Shares pursuant to the Agreement and shall, in the case of an Optional Conversion, be effective upon the giving of the notice of conversion and receipt of this Note as hereinabove provided), no further interest shall accrue upon the converted indebtedness hereof, and the Company shall issue to Holder certificates representing the shares of Common Stock issued upon conversion of this Note (or a notice of a notation representing such shares of Common Stock in the direct registration system maintained for the Common Stock, as applicable) and record the issuance of shares of Common Stock upon such conversion in the books and records of the Company.

(iv) Holder acknowledges and agrees that the Company does not currently have adequate shares of Common Stock in its treasury to permit the conversion of the Note. The Company has in the Agreement covenanted and agreed to take all action necessary to have sufficient authorized and unissued shares at the earliest practicable date, including to amend its articles of incorporation. Holder acknowledges that action will require approval of the Company’s shareholders, and the Company agrees to use its best efforts to amend its articles of incorporation at the earliest practicable date; provided however, that there can be no assurance that the Company will be successful in its efforts to obtain shareholder approval for the amendment to the Company’s articles of incorporation to increase the authorized number of shares of Common Stock, such that there will be an adequate number of shares of Common Stock to permit the conversion of the Note. Accordingly, Holder acknowledges and agrees that it may not be able to be issued shares of Common Stock upon conversion of this Note in the foreseeable future.

(v) The number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 4 shall be determined by dividing the outstanding principal and any accrued and unpaid interest on this Note subject to such conversion to be paid by the Conversion Price.

Section 5. Security.

(a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the obligations under this Note, the Company hereby pledges and grants to Holder a security interest in and to all of the Company’s right, title and interest in and to the following property, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence (collectively, the “Collateral”): all personal property of the Company, including all goods, accounts, chattel paper (including electronic and tangible), commercial tort claims, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights, payment intangibles, and supporting obligations and any proceeds of any of the foregoing, and any deposit accounts into which any proceeds of any of the foregoing may be deposited (as all such terms are defined in the Texas Uniform Commercial Code).

(b) The Company shall:

(i) upon the acquisition after the date hereof by the Company of any securities Collateral, promptly either (x) transfer and deliver to Holder all such securities Collateral (together with the certificates representing such securities Collateral duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as Holder shall deem necessary or appropriate to perfect, and establish the priority of, the liens granted by this Note in such securities Collateral;

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(ii) upon the acquisition after the date hereof by the Company of any instrument Collateral, promptly deliver and pledge to Holder all such instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Holder may request;

(iii) upon the acquisition after date hereof by the Company of any equipment covered by a certificate of title or ownership, promptly cause Holder to be listed as the lienholder on such certificate of title and within 120 days of the acquisition of such equipment deliver evidence of the same to Holder;

(iv) upon the Company’s acquiring, or otherwise becoming entitled to the benefits of, any copyright (or copyrightable material), patent (or patentable invention), trademark (or associated goodwill) or other intellectual property or upon or prior to the Company’s filing, either directly or through any agent, licensee or other designee, of any application with any governmental authority for any copyright, patent, trademark, or other intellectual property, in each case after the date hereof, execute and deliver such contracts, agreements and other instruments as Holder may request to evidence, validate, perfect and establish the priority of the liens granted by this Note in such and any related intellectual property; and

(v) give, execute, deliver, file or record any and all collateral assignments, financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals, rights, or authorizations and take any and all steps that may be necessary or as Holder may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the liens granted by this Note or to enable Holder to exercise and enforce its rights, remedies, powers and privileges under this Note with respect to such liens, including causing any or all securities Collateral to be transferred of record into the name of Holder or its nominee (and Holder agrees that if any securities Collateral is transferred into its name or the name of its nominee, Holder will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the securities Collateral pledged by the Company).

(c) The Company hereby appoints Holder the attorney in fact of the Company for the purpose of carrying out the provisions of this Note and taking any action and executing any instruments which Holder may deem necessary or advisable to accomplish the purposes of this Note, to preserve the validity, perfection and priority of the liens granted by this Note and, following any default, to exercise its rights, remedies, powers and privileges under this Note. This appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Holder shall be entitled under this Note upon the occurrence and continuation of any Event of Default (i) to make, sign, file and record any security instruments, (ii) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (iii) to receive, endorse and collect any instruments or other drafts, instruments, documents and chattel paper in connection with clause (ii) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iv) to file any claims or take any action or proceeding that Holder may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (v) to execute, in connection with any sale or disposition of the Collateral, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

(d) Without limiting the rights and powers of Holder under Section 5(c), the Company hereby appoints Holder as its attorney in fact, effective date hereof and terminating upon the satisfaction in full of the obligations under the Note, for the purpose of (A) preparing, executing on behalf of the Company, filing, and recording collateral assignment and financing statement documents with appropriate state and county agencies to perfect and enforce the liens granted by this Note, (B) executing on behalf of the Company title or ownership applications for filing with appropriate state agencies, (C) filing such applications with such state agencies and (D) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Company as Holder may deem necessary or advisable to accomplish the purposes of this Note (including the purpose of creating in favor of Holder a perfected lien on the property and exercising the rights and remedies of Holder hereunder). This appointment as attorney in fact is irrevocable and coupled with an interest.

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(e) Without limiting the rights and powers of Holder under Sections 5(c) or 5(d), as authorized by Section 9-509 of the Uniform Commercial Code (as enacted and applicable in any relevant jurisdiction, the “UCC” and citations are to the 2010 version of the UCC but shall be to the corresponding provision in any applicable jurisdiction), the Company is authenticating and delivering this Section 5(e) as an Authorization to File UCC Record (this “Authorization”). Terms used but not defined in this Authorization shall have the meanings, if any, ascribed thereto in the Agreement or in the UCC, in that order of preference. Authorization to file a record:

(i) Pursuant to Section 9-509(a) and (b) of the UCC, by entering into and issuing this Note, the Company authorizes Holder and any of its designees (“Authorized Persons”) to file an initial financing statement or financing statements and an amendment or amendments covering: (1) the Collateral described in Section 5(a) and (2) property that becomes Collateral under Section 9-315(a)(2) of the UCC, whether or not Section 5(a) expressly covers proceeds.

(ii) In addition, by this Authorization, the Company hereby further authorizes each of the Authorized Persons to file an initial financing statement or statements covering the Collateral, amendments that add Collateral covered by a financing statement, or amendments that adds a debtor to a financing statement on behalf of and as requested or directed by Holder.

(iii) In addition, the Company hereby confirms that, by acquiring Collateral in which a security interest continues under Section 9-315(a)(1) of the UCC, the Debtor authorizes the filing of an initial financing statement or statements and an amendment or amendments covering the Collateral and property that become collateral under Section 9-315(a)(2).

(iv) This Authorization constitutes an authenticated record within the meaning of Sections 9-102(a)(7), 9-102(a)(70), 9-509, and 9-510(a) of the UCC.

Section 6. Remedies.

(a) Remedies. Upon the occurrence of an Event of Default (as defined below):

(i)	the principal amount of this Note shall be increased to 105% of the principal amount of this Note as of immediately prior to the Event of Default;

(ii)	a daily administrative late charge of $10.00 shall accrue and be payable from the date of the occurrence of the Event of Default until the date such Event of Default is cured or remedied;

(iii)	Holder may declare all of the principal then outstanding together with interest accrued thereon and all other amounts owing or payable hereunder (the “Acceleration Amount”) immediately due and payable, in cash, all without presentment, demand, protest or further act or notice of any kind, all of which are expressly waived by the Company;

(iv)	Holder may exercise any and all rights and remedies available to Holder under this Note, the Agreement or any other Transaction Document; and

(v)	Holder may exercise any and all remedies available under applicable law.

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(b) “Event of Default” Defined. “Event of Default” shall mean:

(i)	default in payment of any principal amount due under this Note, when and as due;

(ii)	default in payment of any interest on this Note that is not included in an amount described in the immediately preceding clause (i) that is not cured within two (2) Business Days from the date such interest was due;

(iii)	any default in the observance or performance of any covenant or agreement contained in Exhibit A;

(iv)	failure by the Company to comply with any other provision of this Note or any other Transaction Document in all material respects within ten (10) days after the earlier of (x) the Company’s receipt of notice to comply with such provision or (y) the Company becoming aware of such default;

(v)	any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company in this Note, the Agreement, any Transaction Document or in any certificate or other document delivered pursuant hereto or thereto, shall be incorrect in any material respect when made or deemed made;

(vi)	any default in payment of at least $100,000, individually or in the aggregate, under or acceleration prior to maturity, or any event or circumstances arising such that, any person is entitled, or could, with the giving of notice and/or lapse of time and/or the fulfillment of any condition and/or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of at least $100,000 by the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall be created hereafter, provided, however, that the foregoing shall not include judgments arising from litigation matters disclosed in the Company’s SEC Reports filed prior to the date of this Note;

(vii)	any of the Transaction Documents or any subordination provisions in any subordinated indebtedness shall cease, for any reason, to be in full force and effect, or the Company or any of its Subsidiaries shall so assert;

(viii)	any Lien created by any of the Transaction Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, or the Company or any of its Subsidiaries shall so assert (other than in accordance with the Transaction Documents);

(ix)	if the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (as defined below); (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or any of its Subsidiaries for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; (x) an involuntary case or other proceeding is commenced directly against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Indebtedness under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Bankruptcy Law proceeding remains undismissed and unstayed for a period of thirty (30) days, or an order of relief is entered against the Company or any of its Subsidiaries as debtor under the Bankruptcy Laws as are now or hereafter in effect; or

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(xi)	one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction against any the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third party insurance as to which the insurers has not denied coverage) as to any single or related series of transactions, incidents or conditions, of $100,000 or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of thirty (30) days after the entry thereof. The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. Within five (5) Business Days after the occurrence of any Event of Default set forth in clause (vi), (ix), (x) or (xi) above, the Company shall deliver written notice thereof to the Holder.

Section 7. Remedies Cumulative. The remedies of Holder, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

Section 8. Costs of Collection. The Company promises to pay all of Holder’s costs of collection of every kind, including, but not limited to, all reasonable attorneys’ fees, court costs, and expenses of every kind, incurred by Holder in connection with the collection (including, but not limited to, collection through a bankruptcy or other court) or enforcement of this Note.

Section 9. Waivers. Except as otherwise set forth herein, the Company hereby waives demand, notice, presentment, protest and notice of dishonor.

Section 10. Issuance of Shares.

(a) Legal Compliance. Shares of Common Stock will not be issued pursuant to this Note unless the conversion or payment of this Note and the issuance and delivery of such shares will comply with applicable law, including but not limited to the Securities Act of 1933, as amended (the “Act”), and will be further subject to the approval of counsel for the Company with respect to such compliance.

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(b) Investment Representations. As a condition to the issuance of shares of Common Stock pursuant to this Note, the Company may require Holder to provide such information and to make such representations and warranties to determine whether such issuance and delivery of shares of Common Stock complies with applicable law.

(c) Restricted Securities. The Holder understands that Note and the shares of Common Stock issuable pursuant to this Note are “restricted securities” under applicable federal securities laws and that the Act, and the rules of the Securities and Exchange Commission (the “Commission”) provide in substance that Holder may dispose of the Note and the shares of Common Stock issuable pursuant to this Note only pursuant to an effective registration statement under the Act or an exemption therefrom, and Holder understands that, except as provided in the Registration Rights Agreement, the Company has no obligation or intention to register any of the Note or the shares of Common Stock issuable pursuant to this Note or to take action so as to permit sales pursuant to the Act, including Rule 144. As a consequence, Holder understands that there is no public market for such securities and Holder therefore must bear the economic risks of the investment in such securities for an indefinite period of time. The Holder understands that Holder may not at any time demand the purchase by the Company of such securities.

(c) Adjustments. In the event the Common Stock shall be changed into another kind of capital stock or debt (otherwise than through a stock dividend, split, combination or reclassification) or shall represent the right to receive some other security or property, as a result of any capital reorganization or any merger or consolidation with another entity in which the Company is not the surviving corporation, or any sale of all or substantially all of the assets of the Company to another entity, Holder shall thereafter be entitled to acquire, or the Company shall be entities to deliver for payment, as applicable, upon conversion or payment of this Note the kind and number of shares of stock or other securities or property to which Holder would have been entitled if he, she or it had the shares of Common Stock issuable upon the conversion or payment of this Note immediately prior to such capital reorganization, merger, consolidation or sale of assets.

(d) Rights of Shareholders. No Holder of this Note shall be entitled, as a Note holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the conversion or payment hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Note, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Note shall have been paid in shares or converted and the shares issuable upon conversion or payment shall have become deliverable, as provided herein.

Section 11. Restrictive Legend. The shares of Common Stock issuable pursuant to this Note shall bear with a legend in substantially the following form provided in Section 2(g) of the Agreement.

Section 12. Successors and Assigns. All provisions made in this Note will bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Note may not be assigned without the prior written consent of the Company.

Section 13. Notices. Any notices to be given hereunder by any party to the other may be effected as provided in Section 9(f) of the Agreement.

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Section 14. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of California, including Section 1646.5 of the California Civil Code. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 15. Waiver Of Jury Trial. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 16. Severability. If any provisions of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law. Furthermore, in lieu of such invalid or unenforceable provisions, there shall be added automatically as part of this Note, a provision or provisions as similar in its or their terms to such invalid or unenforceable provisions as may be possible and be legal, valid and enforceable.

Section 17. No Oral Agreements. This Note as written represents the final agreement between the Company and Holder with respect to the matters contained therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the Company and Holder. There are no unwritten agreements between the Company and Holder.

Section 18. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to sections, schedules or exhibits contained in or attached to this Note or to the Agreement, as applicable, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation. If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

Section 19. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the purchaser of Notes pursuant to the Agreement and shall not be construed against any person as the drafter hereof.

Section 20. Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

“The Company”

Quantum Materials Corp.

By	/s/ Stephen Squires
Steve Squires
President & CEO

Accepted, acknowledged and agreed to by:

“Pasaca”

Pasaca Capital Inc.

By	/s/ Charles Huang
Name:	Charles Huang
Title:	Chairman and CEO

Exhibit A

Adjustments to the Conversion Price; Other Rights of Holder

Adjustments to Conversion Price. The Conversion Price, and the number and type of securities to be received upon conversion of this Note, shall be adjusted from time to time as provided in this Exhibit A.

(i) In the event that the Company shall at any time or from time to time, on or after the Issuance Date and prior to the conversion of this Note, (A) pay a dividend or make a distribution payable in Shares on any class of shares of capital stock of the Company, (B) subdivide its outstanding Shares into a greater number of shares, (C) combine its outstanding Shares into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this (i) shall become effective immediately upon the opening of business on the day next following the record date (subject to (viii) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

(ii) In the event that the Company shall at any time or from time to time, on or after the Issuance Date and prior to the conversion of this Note, (A) issue Shares, Convertible Securities, or Options entitling the recipient thereof to subscribe for or purchase Shares, at a price per share or (B) amend or otherwise modify the terms of any Convertible Securities or Options to a price per share (such issuance, subscription or purchase price or amended or modified price being referred to as the “New Issue Price”), in either case, less than the Conversion Price then in effect, then the Conversion Price in effect at the opening of business on the day next following such issuance shall be adjusted to equal the New Issue Price. Such adjustment shall become effective immediately upon the opening of business on the day next following such issuance. In determining whether any Shares are issued or issuable, or Convertible Securities or Options entitle the holders of Notes to subscribe for or purchase Shares at less than such Conversion Price, there shall be taken into account any consideration received by the Company upon issuance of any such securities, the conversion of any such Convertible Securities and upon exercise of such Options the value of such consideration, if other than cash, to be determined in good faith by the board of directors of the Company (the “Board of Directors”) in the exercise of their fiduciary duty, with the concurrence of the holders of at least a majority of the aggregate principal amount of the Notes then Outstanding. Notwithstanding the foregoing or any other provision herein to the contrary, no adjustment to the Conversion Price will be required as a result of any Exempted Issuance.

(iii) In case the Company shall at any time or from time to time, on or after the Issuance Date and prior to conversion of this Note, distribute to all holders of Shares (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company, any Subsidiary or another issuer, securities of the Company (including Convertible Securities), any Subsidiary or another issuer or other assets (excluding dividends payable in Shares for which adjustment is made under another paragraph of this Exhibit A and any distribution in connection with an Exempted Issuance) or Options to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties with the concurrence of the holders of at least a majority of the aggregate principal amount of the Notes then Outstanding) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such Options to subscribe applicable to one Share and (y) the denominator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution (but such fraction shall not be greater than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

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(iv) In the event that the Company shall at any time or from time to time, on or after the Issuance Date and prior to the conversion of this Note, make a payment of cash or other consideration to the holders of Shares in respect of a tender offer or exchange offer, other than an odd-lot offer, and the value of the sum of (i) the aggregate cash and other consideration paid for such Shares, and (ii) any other consent or other fees paid to holders of Shares in respect of such tender offer or exchange offer expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Weighted Average Price of the Common Stock on the Trading Day immediately prior to the date any such tender offer or exchange offer is first publicly announced (the “Announcement Date”), then the Conversion Price shall be adjusted in accordance with the formula:

R’ = R x O’ x P

           F + (P x O)

For purposes of the foregoing formula:

R = the Conversion Price in effect at the expiration time of the tender offer or exchange offer that is the subject of this (iv) (the “Expiration Time”);

R’ = the Conversion Price in effect immediately after the Expiration Time;

F = the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties with the concurrence of the holders of at least a majority of the aggregate principal amount of the Notes then Outstanding) of the aggregate value of all cash and any other consideration paid or payable for Shares validly tendered or exchanged (including any consent or other fees) and not withdrawn prior to the Expiration Time (the “Acquired Shares”);

O = the number of Shares outstanding immediately after the Expiration Time less any Acquired Shares;

O’ = the number of Shares outstanding immediately after the Expiration Time, plus any Acquired Shares; and

P = the Weighted Average Price of the Common Stock on the Trading Day next succeeding the Announcement Date.

Such decrease, if any, shall become effective immediately upon the opening of business on the day next following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such tender or exchange offer had not been made. If the application of this (iv) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this (iv).

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(v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative decrease of at least $0.01 in such price; provided, however, that any adjustments that by reason of this Exhibit A are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. All calculations under this (v) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with.05 of a share being rounded upward), as the case may be.

(vi) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an officer’s certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holders of the Notes at such holder’s last address as shown on the stock records of the Company.

(vii) In any case in which Exhibit A provides that an adjustment shall become effective on the day next following the record date for an event, the Company may without penalty defer until the occurrence of such event issuing to the holders of any Notes converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Shares issuable upon such conversion before giving effect to such adjustment.

(viii) If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Exhibit A, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

(ix) If, at any time and from time to time on or after the Issuance Date and prior to the conversion of this Note, any event occurs of the type contemplated by the provisions of this Exhibit A but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Exhibit A.

Definitions and Usage.

Terms used but not defined in this Note shall have the meanings or usage, if any, ascribed thereto in the Agreement. As used in the Note or in this Exhibit A, the following terms shall have the respective meanings:

“Approved Stock Plan” means any employee benefit plan that has been approved by the board of directors and stockholders of the Company prior to the date of the Agreement and listed on Schedule 3(c) thereto, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Shares.

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“Exempted Issuances” means (A) Shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan; (B) Shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the Issuance Date and set forth in Schedule 3(c) to the Agreement, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after the date of the Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of Shares issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Agreement; and (C) Shares issued or deemed to have been issued by the Company upon conversion of the Notes or that are Purchased Shares.

“Indebtedness” of any person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (i) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (ii) on terms that require full payment within ninety (90) days, (iii) not unpaid in excess of fifteen (15) days beyond invoice due date or are being contested in good faith and as to which such reserve as is required by GAAP has been made and (iv) not exceeding at any one time an aggregate among the Company and its Subsidiaries of $500,000), (C) all reimbursement or payment obligations with respect to letters of credit, banker’s acceptances, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all capital lease obligations, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person that owns such assets or property has not assumed or become liable for the payment of such indebtedness and (H) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Issuance Date” means the original date of issuance of this Note pursuant to the Agreement, regardless of any exchange or replacement hereof.

“Liens” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Options” means any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

“Outstanding” when used with reference to the Notes, means, as of any date of determination, any Note, or portion thereof (a) which is held by any person other than the Company or its Affiliates and (b) for which all principal and other amounts due thereunder have not been repaid in full by the Company.

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Other Rights of Holder.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, self-tender offer for all or substantially all Shares, sale of all or substantially all of the Company’s assets to another person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” In addition to the rights of Holder to convert this Note pursuant to Section 4(b), prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring person (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance satisfactory to the holders representing at least a majority of the aggregate principal amount of the Note then Outstanding, to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and satisfactory to Holder. Subject to adjustments to the Conversion Price as provided in this Exhibit A, prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to Holder) to ensure that Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion) such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).

Right of First Refusal.

(a) The Company hereby grants to Holder a right of first refusal to purchase any New Securities that the Company may, from time to time, propose to issue and sell; provided, however, that at the time of any such offer or sale Holder shall qualify as an “accredited investor” as that term is defined in Rule 501(a) of the 1933 Act. Such right of first refusal shall allow Holder to purchase the New Securities proposed to be issued. In the event any other holder of a right to purchase New Securities does not elect to exercise its right so to purchase, Holder shall have the right to purchase such unpurchased New Securities until all of the New Securities are purchased, or until no other holder of a right to purchase New Securities desires to purchase any additional New Securities, in which case the Company may sell such unpurchased New Securities to prospective purchasers on the terms described in the New Issue Notice (as defined below) for a period of seventy-five (75) days, but thereafter may sell additional New Securities only after delivering another New Issue Notice as described herein. The right of first refusal granted hereunder shall terminate if unexercised within fifteen (15) Business Days after receipt of the New Issue Notice. Notwithstanding anything contained herein to the contrary, no New Issue Notice shall contain any material non-public information.

(b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give Holder written notice of its intention (the “New Issue Notice”), describing the class and number of securities it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same. Holder shall have fifteen (15) Business Days from the date of its receipt of the New Issue Notice to elect to purchase all or any portion of such New Securities for the purchase price and upon the terms specified in the New Issue Notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased.

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Covenants.

(a) Limitations on Indebtedness; Liens. From the Issuance Date and for so long as any of the Notes are outstanding, subject in all respects to the provisions of paragraph (n) below hereof, the Company shall not, and shall not permit any of its Subsidiaries to, (a) issue, incur, assume, maintain, suffer to exist or extend the term of any Indebtedness, except for (i) Indebtedness under the Note, (ii) Indebtedness (A) the holders of which agree in writing to be subordinate and junior in right of payments to the Note on terms and conditions acceptable to Holder, including expressly agreeing not to take, demand or receive from the Company, any payment of (whether as principal, interest or any other amount) or security for the whole or any part of such Indebtedness, including any letter of credit or similar credit support facility to support the payment thereof, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the first anniversary of the Maturity Date, and (C) which is not secured by any of the assets of the Company or any of its Subsidiaries (“Permitted Subordinated Indebtedness”) in an amount not to exceed $500,000 (it being understood that for purposes of this clause (ii), a guaranty, which is expressly subordinate and junior in right of payments to the Note, by any guarantor of any Permitted Subordinated Indebtedness of the Company shall not be included in the calculation of the maximum amount of Permitted Subordinated Indebtedness permitted under this clause (ii)), or (iii) Indebtedness of a Subsidiary to the Company or any other Subsidiary permitted by paragraph (c) below; (b) issue any capital stock of the Company or any Subsidiary redeemable prior to or on the one-year anniversary of the Maturity Date of the Note; (c) directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Company or any of its Subsidiaries other than a Permitted Lien, or (d) redeem, retire, defease or otherwise repay or prepay in cash any principal of any Indebtedness (other than Indebtedness under the Notes). The provisions of this paragraph are in furtherance of paragraph (n) below, and in no way limit the other restrictions on or obligations of the Company pursuant thereto or otherwise.

(b) Restrictions on Issuance of Securities. From the date hereof and for so long as any of the Notes or Purchased Shares (or rights to purchase Purchased Shares) are outstanding, the Company shall not in any manner issue or sell any Options or Convertible Securities that are convertible into or exchangeable or exercisable for shares of Common Stock other than Exempted Issuances.

(c) Restriction on Loans; Investments; Subsidiary Equity. From the Issuance Date and for so long as any of the Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (i) except for Permitted Investments (as defined below), make any loans to, or investments in, any other person, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, providing any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other person (provided, however, that the Company and its Subsidiaries may make investments in any domestic Subsidiary; and provided that the Company and any domestic Subsidiary may make investments in any foreign Subsidiary; provided further, that any investments in a foreign Subsidiary shall be in the form of debt securities that are unsubordinated (except with respect to the Notes) to the maximum extent possible), (ii) issue, transfer or pledge any capital stock or equity interest in any Subsidiary to any person other than the Company, any domestic Subsidiary or any wholly-owned foreign Subsidiary or (iii) permit any foreign Subsidiary to own, directly or indirectly, any capital stock of, or equity interest in, a domestic Subsidiary. “Permitted Investments” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 180 days from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Ratings Services (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States; (e) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least AA by S&P or Aa by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that ( i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

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(d) Restriction on Purchases or Payments. From the Issuance Date and for so long as any of the Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or set any record date with respect to any of the foregoing; provided, however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its capital stock that is held solely by the Company or by a Subsidiary, (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock or the capital stock of any of its Subsidiaries, except as long as no Event of Default has occurred and is continuing, repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the Issuance Date and set forth on Schedule 3(c) to the Agreement or (iii) grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of its capital stock. From the Issuance Date and for so long as any of the Notes or Purchased Shares (or rights to purchase Purchased Shares) are outstanding, the Company and its Subsidiaries shall not enter into any agreement which would limit or restrict the Company’s or any of its Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Note, the Agreement, and the Registration Rights Agreement.

(e) Restrictions on Capital Expenditures. From the Issuance Date and for so long as any of the Note is outstanding, the Company and its Subsidiaries shall not authorize or make any Capital Expenditures in excess of $1,000,000 per year in the aggregate.

(f) Disposition of Assets. From the Issuance Date and for so long as any of the Note is Outstanding, the Company shall not, and shall not cause or permit any of its Subsidiaries to, sell, transfer, assign, dispose, consign, lease or remove from their respective business locations any property or assets except that, until Holders gives the Company notice to the contrary during the existence of any Event of Default in the case of clauses (ii) and (iii) below, the Company or any Subsidiary may (i) sell inventory in the ordinary course of its business consistent with past practice (any sale or exchange of inventory in satisfaction of Indebtedness of the Company or any Subsidiary shall not be deemed a sale of inventory in the ordinary course of business); (ii) sell or dispose of obsolete assets which the Company or such Subsidiary has determined, in good faith, not to be useful in the conduct of its business and which, in any fiscal year, do not have an aggregate fair market value in excess of $50,000 (with respect to such sales or dispositions by the Company and its Subsidiaries in the aggregate); and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

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(g) Mergers, Consolidations, Acquisitions. In addition to the other rights the Holder has hereunder, from the Issuance Date and for so long as any of the Notes are outstanding, the Company shall not sell all or substantially all of the assets of the Company (including, for the avoidance of any doubt, all or substantially all of the assets of the Company’s Subsidiaries in the aggregate), except in the event of an Organic Change where (x) the Acquiring Entity (A) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is quoted on or listed for trading on the highest market segment of the New York Stock Exchange, the highest market segment of NASDAQ or the highest market segment of another nationally recognized stock exchange or quoted on the highest tier of the OTCX (or a successor thereto), and (y) immediately before and immediately after giving effect to such transaction, no Triggering Event or Event of Default shall have occurred and be continuing.

(h) Affiliate Transactions. From Issuance Date and for so long as any of the Note is outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into or be a party to any agreement or transaction with any Affiliate (other than a wholly-owned Subsidiary), including transfer of any assets to any such Affiliate, except in the ordinary course of the Company or such Affiliate’s business and upon fair and reasonable terms that are no less favorable to the Company or such Affiliate, as the case may be, than such person would obtain in a comparable arms’-length transaction with a person not an Affiliate of the Company, and on terms consistent with the business relationship of the Company or such Subsidiary and such Affiliate prior to the date of this Note, if any.

(i) SEC Filings and Press Releases. Subject to Section 3(f) of the Agreement, from the Issuance Date and for so long as any of the Note or Purchased Shares (or rights to purchase Purchased Shares) are outstanding, (i) the Company shall timely file with the SEC, within the time periods specified in the SEC’s rules and regulations, all quarterly and annual financial information required to be filed with the SEC on Forms 10-Q and 10-K, all current reports required to be filed with the SEC on Form 8-K and any other information required to be filed with the SEC; (ii) the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (iii) the Company shall deliver (A) copies of all such filings with the SEC to Holder within one (1) day after the filing thereof with the SEC, unless the foregoing are filed with the SEC through EDGAR and are immediately available to the public through EDGAR and (B) electronic transmission copies of all press releases issued by the Company or any of its Subsidiaries on the same day as the release thereof, except to the extent any such release is available through Bloomberg Financial Markets (or any successor thereto) contemporaneously with such issuance. From and after the Issuance Date and until the preceding sentence is applicable, the Company shall deliver via electronic transmission copies of all press releases issued by the Company or any of its Subsidiaries concurrently with the release thereof.

(j) Compliance with Laws. From the Issuance Date and for so long as any of the Note is outstanding, the Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder and all environmental laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently conducted.

(k) Maintenance of Assets; Insurance. From the Issuance Date and for so long as any of the Note is outstanding, the Company will keep, and will cause each Subsidiary to keep, all assets useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary’s own name), with financially sound and reputable insurance companies, product liability insurance and insurance on all their assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the holders of the Notes, upon reasonable written request from the Collateral Agent, full information as to the insurance carried.

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(l) Payment of Taxes. From the Issuance Date and for so long as any of the Note is outstanding, the Company will, and will cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, all income and all other material Taxes, assessments and other governmental charges or levies, imposed upon them or any of their properties or assets or in respect of their businesses or incomes except for those being contested in good faith by proper proceedings diligently conducted and against which adequate reserves, in accordance with GAAP, have been established.

(m) Use of Proceeds. The Company will only use the proceeds from the sale of the of the Note and the Purchased Shares as provided in Section 4(d) of the Agreement, including Schedule 4(d) thereto. Such proceeds shall be held in the Company’s account identified to Holder in writing concurrently with the initial Closing.

(n) Other Indebtedness. Payments of principal and other payments due under this Note shall not be subordinated to any obligations of the Company and shall rank senior to all other Indebtedness other than trade accounts payable of the Company and other Indebtedness that, in each case, is preferred by operation of law.

(o) Lockup. For a period of one hundred eighty (180) days after the effective date of any registration statement under the 1933 Act relating to securities of the Company, the Company shall use its best efforts to prevent any director or executive officer of the Company or any Subsidiary or any Affiliate of any such director or executive officer from (i) effecting a public sale of any Shares or any security convertible into or exchangeable for the Shares or (ii) offering to sell, contracting to sell, granting any option to purchase or entering into any similar transaction with regard to the Shares or any security convertible into or exchangeable for Shares which has the same economic effect as a sale of such Shares. The foregoing sentence shall not apply to transactions relating to Shares or other securities acquired in open market transactions after the Issuance Date, bona fide gifts or the transfer of any or all Shares or other securities owned by such persons by will or intestate succession.

(p) Reservation of Shares. The Company shall take the actions called for in Section 4(f) of the Agreement to reserve sufficient shares for conversion of this Note.

(q) Notice of Certain Events. The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(r) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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